SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is between The Manitowoc Company, Inc. (which in this Agreement is referred to as the “Company” or “Manitowoc”) and James S. Cook (who is referred to as “Employee” or “Cook”).

1.
Background. Cook has been employed by Manitowoc pursuant to the Employment Agreement between Cook and Manitowoc that became effective August 2, 2022 (“Employment Agreement”). Cook has decided to voluntarily resign his employment with Manitowoc effective 11:59pm CST on June 19, 2026 (the “Separation Date”). Both Cook and Manitowoc desire an amicable separation and to fully and finally compromise and settle any differences that may exist between them on the terms set forth in this Agreement.
2.
Compensation Paid. Cook acknowledges, agrees, and represents that Cook has been paid and has received all compensation and/or other amounts due that Cook earned on or before the date Cook signed this Agreement, including but not limited to all wages, salary, bonuses, incentive compensation, accrued vacation, sick and personal day pay. Cook agrees that Manitowoc’s payment and his receipt of all compensation due him on or before the date Cook signed this Agreement is not and has not been conditioned upon his execution of this Agreement.
3.
Resignation of Employment and Transition Period. Effective as of March 29, 2026, Cook voluntarily resigned from his position as Manitowoc’s Executive Vice President, Human Resources and from all other positions as an executive officer, officer, or director he may hold with Manitowoc or any of its subsidiaries, in order to commence the “Transition Period,” described below. Specifically, the period between March 29, 2026 and the Separation Date shall be referred to as the “Transition Period,” during which period Cook shall perform transitionary tasks at the Company’s request, subject to any approved leaves during the Transition Period. During the Transition Period, the Company will pay Cook consistent with his base salary rate in effect as of March 29, 2026 (the “Base Salary”) in accordance with the Company’s standard payroll cycle, less applicable deductions and withholdings, and will continue to receive all health insurance benefits (medical, dental, vision, prescription) that he received as of March 29, 2026 as well. However, during the Transition Period, Cook shall not be eligible to receive any incentive awards, any bonus opportunity, or any increase in salary or other compensation and shall not receive any further vesting or service credit under Manitowoc’s equity or cash-based incentive programs. For avoidance of doubt, Cook shall receive no more than Cook’s Base Salary and said health insurance benefits during the Transition Period. Cook understands that his employment with Manitowoc will end on the Separation Date, based on his voluntary resignation. If, prior to the Separation Date, the Company terminates Cook for “Cause” (as defined in the Employment Agreement), this Agreement shall be considered null and void and of no effect, and Cook shall not receive the Separation Benefits (as defined below). Cook agrees that the changes in his positions, duties, authority or responsibilities set forth herein, and any other change in Cook’s position, duties, authority, or responsibilities during or after the Transition Period, will not constitute “Good Reason” under the Employment Agreement or otherwise be deemed a breach of any obligation of Manitowoc or a constructive termination of Cook’s employment for purposes of any compensation, severance, or other benefit programs.
4.
Separation Benefits. In return for Cook executing this Agreement, it becoming effective (see paragraph 17), and Cook honoring its terms, the Company will provide Cook with the following benefits described in paragraphs 4.a. and 4.b., and if Cook then also executes and does not revoke the further release of claims to the Company in the form attached as Exhibit A (the “Further Release”), then the Company will also provide Cook with the benefit described in paragraph 4.c. (together, the “Separation Benefits”).
a.
Post-Separation Release from Non-Compete Obligation. Cook acknowledges that paragraph 9.b. of the Employment Agreement contains a specific non-compete obligation that applies to him presently and would continue to apply to him for a twenty-four month period following the Separation Date. The Company is willing to release Cook from this non-compete obligation commencing on the Separation Date, so long as this Agreement becomes effective and Cook continues to honor all of its terms.

b.
Post-Separation Release from Non-Solicitation Obligation. Cook acknowledges that paragraph 9.a. of the Employment Agreement contains a specific non-solicitation obligation that applies to him presently and would continue to apply to him for a twenty-four month period following the Separation Date. The Company is willing to release Cook from this non-solicitation obligation commencing on the Separation Date, so long as this Agreement becomes effective and Cook continues to honor all of its terms.

c.
Post-Separation COBRA Subsidy. Any health insurance benefits (medical, dental, vision, prescription) that Cook received as of the Separation Date will be continued through the last date of the month in which the Separation Date occurs, which is the “Benefits Period.” Provided that Cook (1) timely delivers an executed Further Release, (2) has not revoked the Further Release, and (3) continues to comply with this Agreement, the Company will provide a COBRA subsidy as described in this subparagraph. Cook will be separately notified of COBRA or other benefit continuation rights and any necessary steps to activate such coverage. If Cook wishes to elect continuation coverage, Cook is fully responsible to take all necessary steps for such continuation, including completion of the COBRA application, and Cook is solely responsible for making any such payments. Should Cook timely elect COBRA coverage, the Company agrees that Cook and/or the eligible members of Cook’s family shall pay no more than the rate charged to its employees by the Company at the time of such payments for a three (3) month period immediately following the last date of the Benefits Period (that is, from July 1, 2026 through September 30, 2026), and that the Company shall pay for the employer portion of providing such healthcare coverage during this period. (However, if payment of the employer portion shall result in an excise tax to the Company, the Company shall no longer be responsible for payment of the employer portion, and either Cook and/or the eligible members of his family shall be responsible for all payments required to maintain the COBRA coverage.) Cook understands that Cook will be responsible for the full COBRA premium after September 30, 2026.

5.
Acknowledgement. Cook understands that the Separation Benefits described in paragraphs 4.a. and 4.b, above, will not be provided unless Cook accepts this Agreement, it becomes effective (see paragraph 17), and Cook continues to honor its terms; and Cook understands the Separation Benefits described in paragraph 4.c., above, will not be provided unless Cook accepts this Agreement, this Agreement becomes effective, Cook executes the Further Release, the Further Release becomes effective, and Cook continues to honor all the terms within this Agreement and the Further Release.

6.
Release. Cook understands and agrees that Cook’s acceptance of this Agreement means that, except as stated in paragraph 7, Cook is forever waiving and giving up any and all claims Cook may have, whether known or unknown, against Manitowoc, its subsidiaries and related companies, their insurers, their employees and agents for any personal monetary relief for herself, benefits or remedies that are based on any act or failure to act that occurred before Cook signed this Agreement. Cook understands that this release and waiver of claims includes claims relating to Cook’s employment and the separation of employment; any Company policy, practice, contract or agreement, including but not limited to the Employment Agreement; any tort or personal injury; any stock or stock option grant, agreement, or plan; any policies, practices, laws or agreements governing the payment of wages, commissions or other compensation; any laws governing employment discrimination or retaliation including, but not limited to, the Age Discrimination in Employment Act (ADEA), Older Worker Benefits Protection Act, Title VII of the Civil Rights Act, the Employee Retirement Income Security Act, the National Labor Relations Act (NLRA), the Fair Labor Standards Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, and any state or local laws, including but not limited to, the Wisconsin Fair Employment Act (WFEA), the Wisconsin Wage Claim and Payment Law, the Wisconsin Business Closing and Mass Layoff Law, the Wisconsin Cessation of Benefits Law, the Wisconsin Family and Medical Leave Law (WFMLL), the Wisconsin Personnel Records Statute, the Wisconsin Employment Peace Act (WEPA), all as amended; any laws or agreements that provide for punitive, exemplary or statutory damages; and any laws or agreements that provide for payment of attorney fees, costs or expenses. COOK UNDERSTANDS THAT THIS AGREEMENT RELEASES ALL CLAIMS BASED ON FACTS OR OMISSIONS OCCURRING ON OR BEFORE THE DATE THAT COOK SIGNS THIS AGREEMENT, EVEN IF COOK DOES NOT, AT THE TIME COOK SIGNS THIS AGREEMENT, KNOW OF THOSE FACTS OR OMISSIONS.
7.
Claims Not Waived. Cook understands that this Agreement does not waive any claims that Cook may have: (a) arising from acts or conduct occurring after the date that Cook signs the Agreement; (b) for compensation for illness or injury or medical expenses under any worker's compensation statute; (c) for accrued and vested benefits under any plan currently maintained by the Company that provides for retirement benefits or deferred compensation (however, Cook agrees and acknowledges that the Separation Benefits shall not be considered or included for purposes of any retirement benefit contribution or plan); (d) under any law or any policy or plan currently maintained by the Company that provides health insurance continuation or conversion rights; (e) any claim for breach of this Agreement; or (f) any claim that by law cannot be released or waived.
8.
No Disparagement. Cook agrees not to make critical, negative or disparaging remarks about the Company, its products/services, its employees or agents to others. Cook also agrees not to disclose personal or private information about the Company or its employees, agents or clients. To the extent the NLRA applies to Cook, Cook understands that nothing in this paragraph 8 is intended to prohibit Cook from any activity that constitutes a concerted, protected activity under the NLRA, including commenting upon Cook’s terms and conditions of employment, or the end of Cook’s employment; and the obligations in this paragraph shall be interpreted consistent with the NLRA, but only to the extent the NLRA applies to Cook. In addition, nothing in this paragraph (or this Agreement) is intended to prohibit Cook from sharing information relative to any alleged sexual harassment or sexual assault.

9.
Government Cooperation. Nothing in this Agreement prohibits Cook from cooperating with any government agency, including the National Labor Relations Board (NLRB) or the Equal Employment Opportunity Commission (EEOC), or any similar state agency. Further, nothing in this Agreement prohibits Cook from reporting a possible violation of federal, state, or local law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, or any agency (including but not limited to the NLRB or the EEOC) or Inspector General, or making other disclosures that are protected under any whistleblower provision of federal, state, or local law or regulation. Additionally, Cook understands that Cook does not need the Company’s prior authorization to make any such reports or disclosures, and Cook is not required to notify the Company that Cook made such reports or disclosures. Cook represents and admits that Cook is not aware, as of the date on which Cook executes this Agreement, of any conduct, misconduct, action or proposed action that would, in Cook’s good faith belief, constitute a violation of any obligation(s) owed by the Company that would give rise to a report by Cook such as that described under this paragraph, or by law. Notwithstanding anything to the contrary herein, for the avoidance of doubt, (a) no provision of this Agreement shall be applied or interpreted so as to impede Cook (or any other individual) from reporting possible violations of law to any government agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of federal or state law or regulation, and (b) Cook may receive monetary awards in connection with any such disclosures to the Department of Justice, the Securities and Exchange Commission, the Congress or any agency Inspector General or otherwise as a result of participating or cooperating in connection with any whistleblower activity protected by law. The foregoing sentence supersedes any prior agreement or Company policy that provides to the contrary.
10.
Confidentiality & Non-Interference Obligations. To the extent Cook has executed an agreement with the Company that restricts his use of confidential information or interference with employees after his employment ends, Cook expressly reaffirms those commitments, and this paragraph (and all subparagraphs) shall supplement those obligations and not replace them unless the prior obligations are unenforceable as a matter of law, in which case just the obligations below on this topic shall apply. Whether Cook has executed a prior agreement that restricts his use of confidential information or interference with employees or not, Cook acknowledges that the Separation Benefits are partly provided in return for Cook’s agreement to the subparagraphs immediately below.
a.
Background. Cook acknowledges that during the course of Cook’s employment for Manitowoc, Cook was provided access to and was permitted to use confidential information (as defined in subparagraph 10.b. below) and / or trade secrets, which could be used by Cook in the future to gain an unfair competitive advantage if Cook did not comply with the provisions in this paragraph. Therefore, Cook agrees to the confidentiality and non-interference obligations in subparagraphs 10.b. and 10.c:
b.
Confidentiality. Cook agrees to hold in strict confidence and, except as Manitowoc may otherwise authorize in writing, not disclose to any person, entity or organization, any confidential information that Cook received, acquired or reviewed in connection with the performance of Cook’s employment on behalf of Manitowoc. For purposes of paragraph 10 (and the subparagraphs), “confidential information” includes Manitowoc’s customer/client information, proprietary supplier information, proprietary product information, proprietary design and construction information, proprietary pricing and profitability information, proprietary sales and marketing strategies and techniques, proprietary research and development information, proprietary prototype information (if any), proprietary efficacy studies (if any), proprietary CAD and other drawings, blue prints or designs, and proprietary business ideas or practices. The restriction on use and disclosure contained in this subparagraph shall not apply to such information that is of general knowledge in the industry through no fault or act of Cook’s own. And the restriction in this subparagraph shall apply for two (2) years from the Separation Date. Finally, the restriction in this subparagraph is not intended to, nor does it, preclude Cook from any competitive employment or solicitation; Cook is merely precluded from using any confidential information in such employment or solicitation or otherwise if not for Manitowoc’s benefit.
c.
Non-Interference. Cook agrees that for a period of 12 months after the Separation Date, he shall not, either personally or in conjunction with others (i) solicit, interfere with, or endeavor to cause any Restricted Employee of the Company to leave employment with the Company to work for a Direct Competitor, or (ii) otherwise induce or attempt to induce any Restricted Employee to terminate employment with the Company to work for a Director Competitor. A “Restricted Employee” is an employee of the Company with whom Cook has or has had a managing, reporting, or other close relationship, which relationship Cook could exploit to persuade the Restricted Employee to leave employment with the Company. In addition, Restricted Employees are limited to those Company employees who have special knowledge and/or information (including access to confidential or proprietary information) that could cause the Company damage/harm if they went to work for a Direct Competitor. A “Direct Competitor” has the same definition as used to define this term in the Employment Agreement.

Nothing in this paragraph 10.c. prohibits (x) an employee of the Company who is not a party to this Agreement from becoming employed by another organization or person; (y) Cook from soliciting, hiring or assisting in the solicitation or hiring by a Direct Competitor of any former employee of the Company, provided that Cook did not cause or induce such former employee to leave employment with the Company; or (z) the placement of general advertisements for employees or the consideration or hiring of individuals who respond to such general advertisements, so long as such general advertisements are not specifically directed to Restricted Employees.

d.
No Conflict with NLRA Intended. Cook understands that nothing in this paragraph 10, or any of its subparagraphs, is intended to conflict with any requirements under the NLRA or prohibit Cook from engaging in actual protected concerted activity under the NLRA, such as discussing the terms or conditions of Cook’s employment, compensation, or end of employment.
e.
Trade Secrets/Defend Trade Secrets Act. Nothing in this Agreement (or any prior agreement on confidentiality to which Cook may be subject) diminishes or limits any protection granted by law to trade secrets or relieves Cook of any duty not to disclose, use, or misappropriate any information that is a trade secret, for as long as such information remains a trade secret. Additionally, nothing in this Agreement (or any prior agreement on confidentiality to which Cook may be subject) is intended to discourage Cook from reporting any theft of trade secrets to the appropriate government official pursuant to the Defend Trade Secrets Act of 2016 (“DTSA”) or other applicable state or federal law. Additionally, under the DTSA, a trade secret may be disclosed to report a suspected violation of law and/or in an anti-retaliation lawsuit, as follows:

(i) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(ii) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement (or any prior agreement on confidentiality to which Cook may be subject) shall limit, curtail or diminish the Company’s statutory rights under the DTSA, any applicable state law regarding trade secrets or common law.

11.
Non-admission. Cook and the Company both acknowledge and agree that nothing in this Agreement is meant to suggest that the Company has violated any law or contract or that Cook has any claim against the Company.
12.
Voluntary Agreement. Cook acknowledges and states that Cook has entered into this Agreement knowingly and voluntarily.
13.
Consulting An Attorney. Cook acknowledges that the Company has told Cook that he should consult an attorney of his own choice about this Agreement and every matter that it covers before signing this Agreement.
14.
Obligation to Pay Attorney Fees and Costs. Cook understands and agrees that if he violates any of the commitments he has made in this Agreement, the release from Cook’s non-compete and non-solicitation obligations as provided in paragraphs 4.a. and 4.b. above shall no longer be made available to him, and Cook shall once again be subject to the restrictions on competition and solicitation as contained in paragraphs 9.a and 9.b. of his Employment Agreement; and that, except as provided in paragraph 15, Cook will also be responsible for paying the actual attorney fees and costs incurred by the Company in successfully enforcing this Agreement or in successfully defending a claim released by paragraph 6.

Further, the Company understands and agrees that if it violates any of the commitments it has made in this Agreement, the Company will be responsible for paying the actual attorney fees and costs incurred by Cook in successfully enforcing this Agreement or in successfully defending a claim under this Agreement.

15.
Exception to Attorney Fees Obligation. The obligation to pay the Company’s attorney fees and costs does not apply to an action by Cook regarding the validity of this Agreement under the ADEA.
16.
Consideration Period. Cook may consider whether to sign and accept this Agreement for a period of twenty-one (21) days from the day Cook received it (“Consideration Period”). If this Agreement is not signed, dated and returned to Jennifer Peterson, Executive Vice President, General Counsel & Secretary at jennifer.peterson@manitowoc.com (“Peterson”), within twenty-two (22) days of Cook’s receipt of it, the Separation Benefits will no longer be available. Cook acknowledges that should Cook sign and return this Agreement before the end of the Consideration Period, Cook is knowingly waiving whatever additional time Cook may have up to the end of the Consideration Period.
17.
Effective Date and Revocation. This Agreement shall not be effective until seven (7) days after Cook signs it and timely returns it to Peterson as instructed in paragraph 16 (the “Revocation Period”). During the Revocation period, Cook may revoke his acceptance of this Agreement by delivering to Peterson a written statement stating that Cook wishes to revoke this Agreement. If Cook does not timely revoke this Agreement as instructed, the “Effective Date” of this Agreement is the eighth day after Cook signed it.
18.
Counterparts. Cook understands and agrees that this Agreement may be executed by Cook and the Company in counterparts and that facsimile, electronic, Docusign, copy or .pdf signatures shall be considered just as effective as original signatures.
19.
Final and Binding Effect. Cook understands that if this Agreement becomes effective it will have a final and binding effect and that by signing and not timely revoking this Agreement, Cook may be giving up legal rights.
20.
Future Cooperation. Cook agrees to cooperate with the Company in the future and following the Separation Date, and to provide the Company truthful information, testimony or affidavits requested in connection with any matter that arose during Cook’s employment. This cooperation may be performed at reasonable times and places and in a manner as to not interfere with any other employment Cook may have at the time of request. The Company agrees to reimburse Cook for expenses incurred in providing such cooperation, so long as such expenses are approved in advance by the Company.
21.
Future Employment. Cook agrees that as of the Separation Date he will no longer be employed with the Company nor be entitled to employment or reemployment with the Company and Cook agrees not to knowingly seek such employment, on any basis or through an employment agency after the Separation Date. Cook further agrees and acknowledges that should he apply for any position in contradiction of this paragraph, the Company may completely ignore such application and fail to consider it based on this paragraph.
22.
Return of Property. Cook acknowledges an obligation and agrees to return all Company property, unless otherwise specified in this paragraph, no later than the Separation Date. This includes, whether in paper or electronic form, all files, memoranda, documents, records, credit cards, keys and key cards, computers, laptops, iPads, personal digital assistants, cellular telephones, iPhones, Blackberry devices or similar instruments, other equipment of any sort, badges, vehicles, and any other property of the Company. In addition, Cook agrees to provide all access codes or passwords necessary to gain access to any computer, program or other equipment that belongs to the Company or is maintained by the Company or on Company property. Further, Cook acknowledges an obligation and agrees not to destroy, delete or disable any Company property, including items, files and materials on computers and laptops.
23.
Divisibility or Modification by Court. Cook understands that, to the extent permitted by law, the invalidity of any provision of this Agreement shall not be deemed to affect the validity of any other provision. Cook agrees that if any provision of this Agreement is held to be invalid, it shall be, to the extent permitted by law, modified as necessary to be interpreted in a manner most consistent with the present terms of the provision, to give effect to the provision. Finally, if any provision of this Agreement is held to be invalid and not capable of modification by a court, then Cook understands and agrees that such provision shall be considered eliminated, and further that the remaining provisions shall be treated as in full force and effect as if Cook had executed this Agreement after elimination of the invalid provision.
24.
Representations. By signing this Agreement, Cook represents that he has read this entire document and understands all of its terms.
25.
Exclusive Jurisdiction and Venue. Cook and Manitowoc agree that this Agreement shall be applied and interpreted under the laws of the State of Wisconsin, without regard to conflict of law principles. Any dispute relating to this Agreement shall be brought only in a state or federal court with jurisdiction in Milwaukee, Wisconsin; both Cook and Manitowoc consent to the exclusive jurisdiction and venue of such courts.
26.
Complete Agreement. Except as provided in paragraph 10, Cook understands and agrees that this document contains the entire agreement between Cook and the Company relating to Cook’s employment and his separation from employment, that this Agreement supersedes and displaces any prior agreements and discussions relating to such matters, and that Cook may not rely on any such prior agreements or discussions.

Employee: Signature: Printed Name: James S. Cook	Date Signed:
Company: Signature: Printed Name: Jennifer L. Peterson Its (title): Executive Vice President, General Counsel & Secretary

EXHIBIT A

FURTHER RELEASE OF CLAIMS

This Further Release of Claims (“Further Release”) is made by James S. Cook (“Cook”) as of the date of his signature below, in favor of the Manitowoc Company, Inc. (the “Company”), pursuant to the Separation and Release Agreement between Cook and Company provided to Cook for review on March 25 2026 (the “Separation Agreement”). Capitalized terms used in this Further Release shall have the same meaning as described in the Separation Agreement.

1.
Consideration for Further Release. In consideration of the Separation Benefits described in paragraph 4.c. of the Separation Agreement, Cook is forever waiving and giving up any and all claims Cook may have from the date on which he first signed the Separation Agreement, whether known or unknown, against Manitowoc, its subsidiaries and related companies, their insurers, their employees and agents for any personal monetary relief for herself, benefits or remedies that are based on any act or failure to act that occurred before Cook signed this Further Release. Cook understands that this further release and waiver of claims includes claims relating to Cook’s employment and the separation of employment; any Company policy, practice, contract or agreement, including but not limited to the Employment Agreement; any stock or stock option grant, agreement, or plan; any tort or personal injury; any policies, practices, laws or agreements governing the payment of wages, commissions or other compensation; any laws governing employment discrimination or retaliation including, but not limited to, the Age Discrimination in Employment Act (ADEA), Older Worker Benefits Protection Act, Title VII of the Civil Rights Act, the Employee Retirement Income Security Act, the National Labor Relations Act (NLRA), the Fair Labor Standards Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, and any state or local laws, including but not limited to, the Wisconsin Fair Employment Act (WFEA), the Wisconsin Wage Claim and Payment Law, the Wisconsin Business Closing and Mass Layoff Law, the Wisconsin Cessation of Benefits Law, the Wisconsin Family and Medical Leave Law (WFMLL), the Wisconsin Personnel Records Statute, the Wisconsin Employment Peace Act (WEPA), all as amended; any laws or agreements that provide for punitive, exemplary or statutory damages; and any laws or agreements that provide for payment of attorney fees, costs or expenses (the “Further Released Claims”). COOK UNDERSTANDS THAT THIS FURTHER RELEASE RELEASES ALL CLAIMS BASED ON FACTS OR OMISSIONS OCCURRING ON OR BEFORE THE DATE THAT COOK SIGNS THIS FURTHER RELEASE, EVEN IF COOK DOES NOT, AT THE TIME COOK SIGNS THIS FURTHER RELEASE, KNOW OF THOSE FACTS OR OMISSIONS. This Further Release does not waive any claims described in paragraph 7 of the Separation Agreement. In addition, nothing in this Further Release inhibits Cook’s rights as described in paragraph 9 of the Separation Agreement.

2.
Representations, Warranties and Covenants. Cook represents, warrants and covenants as follows:

a.
Cook has read this Further Release and the Separation Agreement, and Cook agrees to the conditions and obligations set forth in them. Cook voluntarily executes this Further Release (i) after having been advised to consult with legal counsel, (ii) after having had opportunity to consult with legal counsel, and (iii) without being pressured or influenced by any statement or representation or omission of any person acting on behalf of the Company including, without limitation, the officers, directors, board members, committee members, employees, agents, and attorneys for the Company.

b.
Cook has no knowledge of the existence of any lawsuit, charge, or proceeding against any released party arising out of or otherwise connected with the claims released in the Separation Agreement or with any Further Released Claims. If any such lawsuit, charge, or proceeding has been filed, Cook immediately will take all actions necessary to withdraw or terminate that lawsuit, charge, or proceeding, unless the requirement for such withdrawal or termination is prohibited by applicable law.

c.
Cook has full and complete legal capacity to enter into this Further Release and does so freely and voluntarily.

d.
Cook understands that this Further Release covers any claims based on facts or omissions occurring after the date he first signed the Separation Agreement.

e.
Cook has had at least twenty-one (21) days in which to consider the terms of this Further Release. Cook may not sign this Further Release before the Separation Date and must sign this Further Release within five (5) days of the Separation Date.

f.
Cook has been informed and understands that (i) to the extent that this Further Release waives or releases any claims under the ADEA, Cook may rescind his waiver and release of such ADEA claim within seven (7) calendar days of Cook’s timely execution of this Further Release and (ii) any such rescission must be in writing and e-mailed and hand delivered to Peterson (as defined in the Separation Agreement). If not rescinded as instructed, Cook’s release of the ADEA claim in this Further Release will become effective on the eighth day after Cook signs this Further Release.

g.
Cook agrees that the Separation Benefits are in addition to anything of value to which Cook already is entitled, and such consideration is good and sufficient consideration for this Further Release.

Cook signs this Further Release as of the date indicated below with the intent to release all claims which may have arisen from the date on which he first executed the Separation Agreement through the date on which he executes this Further Release and be bound by the terms described herein.

___________________________

James S. Cook Date